EXHIBIT 99.1

JOINT FILING AGREEMENT

WHEREAS, the undersigned (collectively, the “Reporting Persons”) from time to time make filings with the Securities and Exchange Commission pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended; and
WHEREAS, the Reporting Persons prefer to make joint filings on behalf of all Reporting Persons rather than individual filings on behalf of each of the Reporting Persons;
NOW, THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:
1.            Each of the Reporting Persons is individually eligible to make joint filings.
2.            Each of the Reporting Persons is responsible for timely making joint filings and any amendments thereto.
3.            Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such person contained in joint filings.
4.            None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in joint filings, unless such person knows or has reason to believe that such information is inaccurate.
5.            The undersigned agree that each joint filing made on or after the date hereof with respect to Common Stock, par value $0.0001 per share of Flotek Industries, Inc. will be, and any amendment thereto will be, made on behalf of each of the Reporting Persons.

D3 Family Fund, L.P., D3 Family Bulldog
Fund, L.P.,

By: Nierenberg Investment Management
Company, Inc.

Its: General Partner

March 16, 2020                                                                                       By: /s/ David Nierenberg
-------------------------                                                -------------------------------------------
                    David Nierenberg, President

Haredale Ltd.

By: Nierenberg Investment Management
Company, Inc.

Its: Investment Manager

March 16, 2020                                                                                        By: /s/ David Nierenberg
-------------------------                                                -------------------------------------------
  David Nierenberg, President

Nierenberg Investment Management
Company, Inc.

March 16, 2020                                                                                      By: /s/ David Nierenberg
-------------------------                                                -------------------------------------------
                    David Nierenberg, President

March 16, 2020                                                                                                                         /s/ David Nierenberg
-------------------------                                                -------------------------------------------
                  David Nierenberg